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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of FEI Company on Form S-3 of our report dated February 9, 2001 (which report includes an explanatory paragraph referring to the implementation of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 9, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

    We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Portland, Oregon
April 23, 2001

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INDEPENDENT AUDITORS' CONSENT